 Filed pursuant to Rule 424(b)(3)

Registration No.: 333-272693

PROSPECTUS SUPPLEMENT No. 1

(to Prospectus dated June 28, 2023)

BIODEXA PHARMACEUTICALS PLC

291,123,200 Ordinary Shares Representing 727,808 American Depositary Shares

This prospectus supplement No. 1 (the “Prospectus Supplement”) amends and supplements our prospectus contained in our Registration Statement on Form F-1, effective as of June 28, 2023 (the “Prospectus”), related to the resale by the selling shareholders identified in the Prospectus of up to an aggregate of 291,123,200 of our ordinary shares, nominal value £0.001 per share (the “Ordinary Shares”), represented by 727,808 American Depositary Shares (the “Original Depositary Shares” on June 28, 2023).

This Prospectus Supplement is being filed in order to incorporate into and include in the Prospectus the information set forth in our Form 6-Ks made with the Securities and Exchange Commission on July 6, 2023 (both filings) and July 10, 2023, which are attached hereto. This Prospectus Supplement should be read in conjunction with the Prospectus (and the documents incorporated by reference therein) and is qualified by reference to the Prospectus (and the documents incorporated by reference therein) except to the extent that the information in this Prospectus Supplement supersedes the information contained therein. This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus (and the documents incorporated by reference therein).

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on July 13, 2023 was $4.61.

 Investing in our securities involves risks. See “Risk Factors” beginning on page 12 of the Prospectus and in the documents incorporated by reference in the Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this Prospectus Supplement is July 14, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 6, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 6, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 6, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 6, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 10, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer